UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2009

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

On September 28, 2009, the Compensation and Leadership Development Committee of our Board of Directors approved a change to our Executive Officer Cash Profit Sharing Plan to phase in the inclusion of the acquired assets in the average asset base that is used in the computation of the qualifying level. The phase-in period is as follows:

Year 1	0%
Year 2	33%
Year 3	66%
Year 4	100%

There were no changes to the computation of the operating profit. The effect of this change is to lower the return on assets that is required to be met for qualifying income to be allocated to the incentive pool, thereby increasing potential payouts. An identical change was also made to our Cash Profit Sharing Plan which is available to our other qualified employees. The estimated effect on the 2009 compensation of our Named Executive Officers is illustrated in Exhibit 10, Compensation of Named Executive Officers of Simpson Manufacturing Co., Inc.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits:

Exhibit Number	Description

10	Compensation of Named Executive Officers of Simpson Manufacturing Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	October 2, 2009	By	/s/ KAREN COLONIAS
Karen Colonias
Chief Financial Officer